UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 related to the Amendment (as defined therein) is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 3.03 related to the Amendment is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On June 1, 2018, the Board of Directors of Vanda Pharmaceuticals Inc. (the “Company”) voted to terminate the Company’s Rights Agreement as described below. Also, the Company and American Stock Transfer and Trust Company (the “Rights Agent”), have executed an Amendment (the “Amendment”), dated as of June 1, 2018, to that certain Rights Agreement dated as of September 25, 2008, between the Company and the Rights Agent (the “Rights Agreement”), regarding the Company’s preferred stock purchase rights (the “Rights”).

The Amendment will have the effect of causing the Rights Agreement and the Rights to terminate on June 1, 2018.

The description contained herein of the Amendment is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

4.1	Amendment to Rights Agreement, dated June 1, 2018, between the Company and American Stock Transfer and Trust Company, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2018	VANDA PHARMACEUTICALS INC.

	By:	/s/ James P. Kelly
	Name:	James P. Kelly
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary